As filed with the Securities and Exchange Commission on December 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald C. Wayne

Executive Vice President and General Counsel

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gene J. Oshman

Jeremy L. Moore

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77005

(713) 229-1648

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.00001 per share	3,500,000	$36.17	$126,595,000	$15,761.08

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the registrant’s common stock on November 27, 2017, as reported by the NYSE. The proposed maximum offering price per share of common stock will be determined from time to time by the selling securityholder in connection with, and at the time of, the sale by the selling securityholder of the securities registered hereunder.
(3)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $13,644.65 previously paid with respect to unsold shares of common stock that were registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-189644) filed on June 27, 2013 against the registration fee due herewith.

PROSPECTUS

Quanta Services, Inc.

3,500,000 Shares of Common Stock

This prospectus relates to the offer and sale of an aggregate of 3,500,000 shares of common stock, $.00001 par value, of Quanta Services, Inc. by the selling securityholder named in the “Selling Securityholder” section of this prospectus. The selling securityholder may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling securityholder, you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount, or at what time or times the selling securityholder may sell the shares covered by this prospectus. We will not receive any proceeds from the sale of any shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling securityholder will bear all commissions, fees and discounts, if any, attributable to the sale of shares.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “PWR.” On November 27, 2017, the last reported sale price of our common stock on the NYSE was $36.16.

Before investing in our common stock, you should carefully review and consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We and the selling securityholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling securityholder are making an offer of these securities in any state where the offer is not permitted.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process. The selling securityholder named in this prospectus may sell from time to time a total of up to 3,500,000 shares of our common stock under this shelf registration statement. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholder. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the prospectus supplement.

As used in this prospectus, the terms “Quanta,” “the company,” “we,” “our” and “us” refer to Quanta Services, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering by the selling securityholder contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus, including the information under the caption “Risk Factors,” the information we incorporate by reference and the documents to which we refer you in their entirety.

Our Company

We are a leading provider of specialty contracting services, offering infrastructure solutions primarily to the electric power, oil and gas and communications industries in the United States, Canada and Australia and select other international markets. The services we provide include the design, installation, upgrade, repair and maintenance of infrastructure within each of the industries we serve, such as electric power transmission and distribution networks, substation facilities, renewable energy facilities, and pipeline transmission and distribution systems and facilities.

Our principal executive offices are located at 2800 Post Oak Boulevard, Suite 2600, Houston, Texas 77056. Our telephone number at that location is (713) 629-7600. Our website is www.quantaservices.com. Information contained in our website is not incorporated by reference to this prospectus and you should not consider information contained in our website as part of this prospectus.

The Offering

Common stock to be offered from time to time by the selling securityholder	Up to 3,500,000 shares of our common stock.

Use of proceeds	All of the proceeds from the sale of our common stock covered by this prospectus will be received by the selling securityholder. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NYSE symbol	PWR.

Pricing	To be determined from time to time by the selling securityholder; see “Plan of Distribution.”

Risk factors	An investment in our common stock involves a high degree of risk. For a discussion of certain matters that should be considered by prospective purchasers of our common stock offered hereby, see “Risk Factors” beginning on page 2 of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the Securities and Exchange Commission that are incorporated by reference herein, together with all of the other information included in this prospectus and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment.

Sales of our common stock by the selling securityholder may cause our stock price to decline.

As of November 2, 2017, we had 154,720,790 shares of common stock outstanding. Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common stock.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “may,” “will,” “should,” “could,” “expect,” “believe,” “plan,” “intend” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	Projected revenues, net income, earnings per share, margins, weighted average shares outstanding, capital expenditures, tax rates and other projections of operating or financial results;

•	Expectations regarding our business or financial outlook, growth or opportunities in particular markets;

•	The expected value of contracts or intended contracts with customers;

•	Future capital allocation initiatives;

•	The scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by us;

•	The development of larger electric transmission and oil and natural gas pipeline projects and the level of oil, natural gas and natural gas liquids prices and their impact on our business or demand for our services;

•	The impact of existing or potential energy legislation;

•	Potential opportunities that may be indicated by bidding activity or similar discussions with customers;

•	The potential benefits from acquisitions or investments;

•	The expected outcome of pending or threatened litigation;

•	Beliefs and assumptions about the collectability of receivables;

•	The business plans or financial condition of our customers;

•	Our plans and strategies;

•	Possible recovery on pending or contemplated change orders or other claims against customers or third parties; and

•	The current economic and regulatory conditions and trends in the industries we serve.

These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Those statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the following:

•	Market conditions;

•	The effects of industry, economic, financial or political conditions outside our control, including weakness in the capital markets;

•	Quarterly variations in our operating results;

•	Trends and growth opportunities in relevant markets;

•	Delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or environmental processes, project performance issues, claimed forced majeure events, protests or other political activity on a project or our customers’ capital constraints;

•	The successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which we bid or are otherwise discussing with customers;

•	Our dependence on suppliers, subcontractors, equipment manufacturers and other third party contractors;

•	Our ability to attract and the potential shortage of skilled employees and our ability to retain key personnel and qualified employees;

•	Our dependence on fixed price contracts and the potential to incur losses with respect to these contracts;

•	Estimates relating to our use of percentage-of-completion accounting;

•	Adverse weather;

•	Our ability to generate internal growth;

•	Competition in our business, including our ability to effectively compete for new projects and market share;

•	The effect of natural gas, natural gas liquids and oil prices on our operations and growth opportunities and on our customers’ capital programs and demand for our services;

•	The future development of natural resources;

•	The failure of existing or potential legislative actions and initiatives to result in demand for our services;

•	Liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities, and the possibility of further increases in the liability associated with our withdrawal from a multiemployer pension plan;

•	Unexpected costs or liabilities that may arise from pending or threatened litigation, indemnity obligations or other claims asserted against us, including liabilities and costs for which we are self-insured or uninsured;

•	The outcome of pending or threatened litigation;

•	Risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to us;

•	Cancellation provisions within our contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms;

•	Loss of customers with whom we have long-standing or significant relationships;

•	The potential that participation in joint ventures or similar structures exposes us to liability and/or harm to our reputation for acts or omissions by our partners;

•	Our inability or failure to comply with the terms of our contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations;

•	The inability or refusal of our customers to pay for services, including failure to collect our outstanding receivables;

•	The failure to recover on payment claims against project owners or third party contractors or to obtain adequate compensation for customer-requested change orders;

•	The failure of our customers to comply with regulatory requirements applicable to their projects, which may result in project delays and cancellations;

•	Budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations;

•	Estimates and assumptions in determining our financial results and backlog;

•	Our ability to realize our backlog;

•	Risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies, as well as compliance with foreign legal systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws;

•	Our ability to successfully identify, complete, integrate and realize synergies from acquisitions;

•	The potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from an acquired business and the potential increase in risks already existing in our operations;

•	The adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments;

•	Our growth outpacing our decentralized management and infrastructure;

•	Requirements relating to governmental regulation and changes thereto;

•	Inability to enforce our intellectual property rights or the obsolescence of such rights;

•	Risks related to the implementation of information technology solutions;

•	The impact of our unionized workforce on our operations, including labor stoppages or interruptions due to strikes or lockouts;

•	Potential liabilities and other adverse effects arising from occupational health and safety matters;

•	The cost of borrowing, availability of cash and credit, fluctuations in the price and volume of our common stock, debt covenant compliance, interest rate fluctuations and other factors affecting our financing and investing activities;

•	Fluctuations of prices of certain materials used in our business;

•	The ability to access sufficient funding to finance desired growth and operations;

•	Our ability to obtain performance bonds;

•	Potential exposure to environmental liabilities;

•	Our ability to meet the regulatory requirements applicable to us and our subsidiaries, including the Sarbanes-Oxley Act of 2002;

•	Rapid technological and other structural changes that could reduce the demand for our services;

•	New or changed tax laws, treaties or regulations;

•	Increased healthcare costs arising from healthcare reform legislation or other legislative action;

•	Regulatory changes that result in increased labor costs;

•	Significant fluctuations in foreign currency exchange rates; and

•	The other risks and uncertainties described elsewhere herein and in Item 1A. Risk Factors of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and as may be detailed from time to time in our other public filings with the Securities and Exchange Commission.

All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements or that are otherwise included in or incorporated by reference in this prospectus. In addition, we do not undertake and expressly disclaim any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or otherwise.

USE OF PROCEEDS

All of the shares of our common stock being offered pursuant to this prospectus are being offered by the selling securityholder. We will not receive any proceeds from the sale of those shares.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock contained herein is a summary and is not intended to be complete. For a complete description of our capital stock, please read our restated certificate of incorporation and our amended and restated bylaws, which have been filed with the Securities and Exchange Commission.

General

Under our restated certificate of incorporation, our authorized common stock consists of 600,000,000 shares of common stock, par value $.00001 per share, and 10,000,000 shares of preferred stock, par value $.00001 per share. As of November 2, 2017, there were 154,720,790 shares of common stock and one share of Series G preferred stock issued and outstanding.

The following description of our common stock is subject to, and qualified in its entirety by reference to, the provisions of our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote, including the election of directors. There is no cumulative voting for the election of directors.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, on a pro rata basis, when and as declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

Our common stock is traded on the NYSE under the symbol “PWR” and the transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING SECURITYHOLDER

We are registering 3,500,000 shares of common stock covered by this prospectus on behalf of the selling securityholder named in the table below.

On October 25, 2010, in connection with the acquisition of Valard Construction LP (“Valard”) and certain of its affiliated entities (the “Valard Acquisition”), we issued to certain stockholders 623,720 shares of our common stock and 3,909,110 exchangeable shares (“exchangeable shares”) of Valard Construction Ltd. (“Valard Ltd.”), our subsidiary. In addition, we issued one share of our Series F preferred stock (“Series F preferred stock”) to a voting trust on behalf of the holders of the exchangeable shares issued in the Valard Acquisition. The Series F preferred stock provided holders of exchangeable shares with voting rights equivalent to the number of exchangeable shares outstanding at any time.

In July 2017, JAVA Holdings, Ltd. completed an internal restructuring whereby it transferred its remaining 3,500,000 exchangeable shares to Javamera, LLC, its wholly owned subsidiary. On October 6, 2017, Javamera, LLC exchanged all of the exchangeable shares on a one-for-one basis for 3,500,000 shares of our common stock. In connection with such exchange, we also redeemed and retired the share of Series F preferred stock.

The table below identifies the selling securityholder and other information regarding the beneficial ownership of the common stock by the selling securityholder. The amounts listed under “Ownership of Common Stock Before Offering” in the following table represent the number and percentage of shares of common stock beneficially owned by the selling securityholder as of November 23, 2017, including the number of shares of common stock received in exchange for the exchangeable shares. Because the selling securityholder may resell all or part of its shares, no estimates can be given as to the number of shares of common stock that will be held by the selling securityholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling securityholder. The percentages of shares owned are based on 154,720,790 shares of our common stock outstanding as of November 2, 2017. If the selling securityholder has the right to acquire beneficial ownership of shares within 60 days, such shares are deemed beneficially owned by such selling securityholder and are deemed to be outstanding solely for the purpose of determining the percentage of common stock of such selling securityholder.

Selling Securityholder	Ownership of Common Stock Before Offering			Number of Shares Being Offered	Ownership of Common Stock After Offering
	Number		Percentage		Number	Percentage
Javamera, LLC	3,509,110	(1)	2.27%	3,500,000	9,110	*	%

*	Less than 1.0%.
(1)	Includes (i) 9,110 shares of common stock held by Victor Budzinski individually and (ii) 3,500,000 shares of common stock held by Javamera, LLC. Victor Budzinski owns or controls, in a trustee capacity, 100% of the outstanding equity interests in 1428802 Alberta Ltd., which owns 100% of the outstanding equity interests in JAVA Holdings, Ltd., which owns 100% of the outstanding equity interests in Javamera, LLC.

Valard Ltd. and Valard are parties to certain facility leases with 964125 Alberta Ltd., a corporation partially owned by Victor Budzinski, the ultimate owner of the selling securityholder and the former holder of, in a trustee capacity, the single outstanding share of our Series F preferred stock, and controlled by the spouse of Victor Budzinski. We paid an aggregate of $1,418,570, $1,294,511 and $1,503,035 in rent expense to 964125 Alberta Ltd. during 2016, 2015 and 2014, respectively. These leases have various terms through March 2022, and as of December 31, 2016, the aggregate remaining lease obligations were $3,900,313. These leases relate primarily to facilities that were occupied prior to the Valard acquisition.

In addition, Valard Ltd. and Valard rent temporary camp housing facilities from 964125 Alberta Ltd. for certain crews working in remote areas at a specified rate per person per day plus the cost of moving and setting up the camps. Valard Ltd. and Valard paid an aggregate of $549,662 and $1,301,373 in camp rental to 964125

Alberta Ltd. during 2015 and 2014, respectively. Valard also entered into two transactions in 2015 to purchase two temporary camp housing facilities from 964125 Alberta Ltd. for an aggregate purchase price of $324,405. Valard occasionally secures from Bram Consulting Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction foreman, at an hourly rate, and the lease of certain personal property, including a track-hoe, at a monthly rate, resulting in payments by Valard to Bram Consulting Ltd. during 2014 in the amount of $62,924.

During 2014, Valard also entered into two transactions with Westcan Tel Ltd. (“Westcan”), a Canadian company owned by the spouse of Victor Budzinski. Specifically, Valard purchased heavy equipment, vehicles and other related equipment from Westcan for $3,596,460 and entered into a subcontract arrangement pursuant to which Valard performed services for Westcan and received payments in the amount of $2,199,796.

Additionally, certain of our subsidiaries employed (i) Victor Budzinski and paid him an aggregate of $372,956, $362,854 and $925,047 in salary, bonus, health and welfare coverage and retirement plan contributions in 2016, 2015 and 2014, respectively; (ii) Adam Budzinski, the son of Victor Budzinski, and paid him an aggregate of $434,348, $322,991 and $925,547 in salary, bonus, health and welfare coverage and retirement plan contributions in 2016, 2015 and 2014, respectively; (iii) Maureen Budzinski, the sister of Victor Budzinski, and paid her an aggregate of $137,233, $132,747 and $170,850 in salary, bonus, health and welfare coverage and retirement plan contributions in 2016, 2015 and 2014, respectively; (iv) Alexander Budzinski, the son of Victor Budzinski, and paid him an aggregate of $126,696, $127,564 and $128,199 in salary, bonus, health and welfare coverage and other compensation in 2016, 2015 and 2014, respectively; (v) William Budzinski, the brother of Victor Budzinski, and paid him an aggregate of $133,666 and $125,631 in salary, bonus, health and welfare coverage and retirement plan contributions in 2016 and 2015, respectively; and (vi) Michael Budzinski, the brother of Victor Budzinski, and paid him an aggregate of $140,162 in salary, bonus, health and welfare coverage and retirement plan contributions in 2015.

In addition, we granted (i) 12,103 restricted stock units (“RSUs”) with a grant date fair value of $265,177, 8,175 RSUs with a grant date fair value of $226,202 and 2,572 RSUs with a grant date fair value of $91,203 to Victor Budzinski in 2016, 2015 and 2014, respectively; (ii) 10,758 RSUs with a grant date fair value of $235,708, 7,267 RSUs with a grant date fair value of $201,078 and 2,204 RSUs with a grant date fair value of $78,154 to Adam Budzinski in 2016, 2015 and 2014, respectively; and (iii) 705 RSUs with a grant date fair value of $16,205, 1,115 RSUs with a grant date fair value of $32,134 and 946 RSUs with a grant date fair value of $31,227 to Maureen Budzinski in 2016, 2015 and 2014, respectively. The RSUs were granted on the same terms and conditions as RSUs granted to other Canadian employees. Each of the awards granted were subject to vesting in three equal annual installments. The employment of Victor Budzinski, Adam Budzinski, Maureen Budzinski and Alexander Budzinski, as well as William Budzinski’s service as an independent contractor for Valard, predated the Valard Acquisition, and William Budzinski was hired as an employee in 2014.

All amounts associated with Valard and its affiliates, other than the grant date fair value of RSU awards, were paid in local (foreign) currency. The amounts reflected above represent the U.S. dollar equivalent of the aggregate amounts, based on the spot exchange rate for such foreign currency to the U.S. dollar on December 31st of the applicable year, as reported by the Wall Street Journal.

PLAN OF DISTRIBUTION

All shares of common stock being offered under this prospectus are being offered on behalf of the selling securityholder. The shares offered by this prospectus may be sold from time to time by or for the account of the selling securityholder pursuant to this prospectus or pursuant to Rule 144 under the Securities Act. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling securityholder). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

The shares may be sold by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting,

•	through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

•	through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE,

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions,

•	through put or call option transactions,

•	through short sales, or

•	through any other method permitted by applicable law.

Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder, from purchasers of shares for whom they act as agents, or from both sources. The selling securityholder does not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling securityholder will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

The selling securityholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholders under such prospectus. The selling securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling securityholder and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling securityholder and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling securityholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas, has passed on certain legal matters with respect to the shares of common stock offered hereunder.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the businesses the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding the company and our common stock, please see the registration statement and our other filings with the Securities and Exchange Commission, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings with the Securities and Exchange Commission are also available to the public on the Securities and Exchange Commission’s Internet website at www.sec.gov. Our Internet website address is www.quantaservices.com.

We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the Securities and Exchange Commission pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the Securities and Exchange Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with the Securities and Exchange Commission, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Securities and Exchange Commission after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below, including the exhibits thereto, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the Securities and Exchange Commission under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Annual Report on Form 10-K for our fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 1, 2017.

•	Quarterly Reports on Form 10-Q for our quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the Securities and Exchange Commission on May 9, 2017, August 8, 2017 and November 9, 2017, respectively.

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2017, July 26, 2017 and November 6, 2017.

•	Form 8-A12B, filed with the Securities and Exchange Commission on January 28, 1998, as amended by the Form 8-A12B/A (Amendment No. 1), filed with the Securities and Exchange Commission on February 5, 1998, and as amended by the Form 8-A12B/A (Amendment No. 2), filed with the Securities and Exchange Commission on February 6, 1998.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(713) 629-7600

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate of the fees and expenses in connection with the issuance and distribution of the securities registered under this registration statement hereby is as follows:

Securities and Exchange Commission registration fee	$15,761.08
Legal fees and expenses	15,000
Accounting fees and expenses	9,000
Printing expenses	3,000
Miscellaneous expenses	5,000

Total	$47,761.08

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

Article VII of the registrant’s bylaws contains provisions for indemnification of directors and officers and for the advancements of expenses to any director or officer to the fullest extent permitted by Delaware law.

Additionally, Article Eleventh of the registrant’s certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article VIII of the registrant’s bylaws permits the registrant to purchase insurance for directors and officers and any person whether or not the registrant has the power to indemnify pursuant to law, the registrant’s certificate of incorporation and bylaws against liability for expenses, judgments or settlements. The registrant has director and officer insurance in place for its directors and officers.

In addition, the registrant has entered into indemnity agreements with its directors and executive officers. The indemnity agreements generally provide that the registrant will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee that is, or is threatened to be made, a party to any civil, criminal or administrative proceeding by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other enterprise, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements provide the indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of the registrant. In addition, the indemnity agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The indemnity agreements also provide that if the indemnification rights provided for therein are unavailable for any reason, the registrant will pay, in the first instance, the entire amount incurred by the indemnitee in connection with any covered proceeding and waives and relinquishes any right of contribution it may have against the indemnitee. The rights provided by the indemnity agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the registrant’s certificate of incorporation or bylaws, or otherwise. The above description of the indemnity agreements is subject to, and is qualified in its entirety by reference to, all the provisions of the form of indemnity agreement, previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012.

The registrant’s board of directors may from time to time authorize the registrant to enter into additional indemnity agreements with other of its future directors and officers utilizing the same form of indemnity agreement.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Quanta Services, Inc. (previously filed as Exhibit 3.3 to Quanta’s Form 8-K (No. 001-13831) filed May 25, 2011 and incorporated herein by reference).

3.2	Bylaws of Quanta Services, Inc., as amended and restated March 27, 2014 (previously filed as Exhibit 3.1 to Quanta’s Form 8-K (No. 001-13831) filed March 31, 2014 and incorporated herein by reference).

3.3	Form of Common Stock Certificate (previously filed as Exhibit 3.1 to Quanta’s Registration Statement on Form S-1/Amendment No. 2 (No. 333-42957) filed February 9, 1998 and incorporated herein by reference).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Baker Botts L.L.P. (incorporated by reference from Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 2017.

QUANTA SERVICES, INC.

By:	/s/ Earl C. Austin, Jr.
Earl C. Austin, Jr.
President, Chief Executive Officer, Chief Operating Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Earl C. Austin, Jr., Derrick A. Jensen and Jerry K. Lemon, and each of them severally, each of whom may act without the joinder of the others, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on December 1, 2017.

/s/ Earl C. Austin, Jr. Earl C. Austin, Jr.	President, Chief Executive Officer, Chief Operating Officer and Director (Principal Executive Officer)

/s/ Derrick A. Jensen Derrick A. Jensen	Chief Financial Officer (Principal Financial Officer)

/s/ Jerry K. Lemon Jerry K. Lemon	Chief Accounting Officer (Principal Accounting Officer)

/s/ Doyle N. Beneby Doyle N. Beneby	Director

/s/ J. Michal Conaway J. Michal Conaway	Director

/s/ Vincent D. Foster Vincent D. Foster	Director

/s/ Bernard Fried Bernard Fried	Director

/s/ Worthing F. Jackman Worthing F. Jackman	Director

/s/ David M. McClanahan David M. McClanahan	Director

/s/ Margaret B. Shannon Margaret B. Shannon	Director

/s/ Pat Wood, III Pat Wood, III	Director